UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012 (March 22, 2012)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) held on March 22, 2012, the Committee approved the 2012 Annual Incentive Program (the “Plan”).

Under the Plan, all regular employees, including the Company’s executive officers (collectively, the “Plan Participants”), are eligible to receive an annual cash bonus (a “Bonus Award”) based upon the achievement of corporate goals and individual objectives for 2012 that have been specified in writing. The corporate goals for 2012 were proposed by the Company’s executive officers and approved by the Board. Bonus Awards for the Company’s executive officers will be based entirely upon achievement of the corporate goals. Individual objectives for Plan Participants who are non-executive officers or director-level employees were approved by the Company’s chief executive officer, and individual objectives for all other Plan Participants were approved by the employees’ direct supervisors and the Vice President of Human Resources.

Under the Plan, each Plan Participant has an established target award, as set forth in the table below, representing a percentage of the Plan Participant’s annual base salary for 2012 (a “Target Award”). Each Bonus Award will range from 0% to 100% of a Plan Participant’s Target Award (capped at 100%), thus making each Plan Participant’s Target Award the maximum Bonus Award achievable in 2012.

2012 Annual Incentive Program Target Awards
Title/Level	Target Award (% of Base Salary)
Chief Executive Officer	60%
President and Chief Operating Officer	50%
Senior Vice President	40%
Vice President	30%
Senior Director/Director	20%
Associate Director	15%
All Other Regular Employees	7.5%

Bonus Awards under the Plan, if any, will be determined by first establishing a bonus pool (the “Bonus Pool”). The Bonus Pool will be calculated by (1) aggregating each Plan Participant’s Target Award and then (2) multiplying that sum by a modifier established by the Committee that is based on the Company’s performance as measured against the 2012 corporate goals (the “Corporate Performance Level”). The Corporate Performance Level will range from 0% to 100%; provided, however, that if the Corporate Performance Level for 2012 falls below a threshold of 50%, no Bonus Awards will be paid under the Plan.

The Bonus Pool will then be allocated among the Plan Participants based upon a consideration of each Plan Participant’s title/level and salary (as reflected by their Target Award percentage) and (i) with respect to Plan Participants who are executive officers, the Corporate Performance Level, as well as each executive officer’s contributions to achievement of the 2012 corporate goals, (ii) with respect to Plan Participants who are non-executive officers or director-level employees, performance against their individual objectives for 2012 and contributions to achievement of the 2012 corporate goals, and (iii) with respect to all other Plan Participants, performance against their individual objectives for 2012. The Committee retains the discretion under the Plan to adjust upward or downward any Bonus Award and/or the Bonus Pool as it deems appropriate.

In December 2012, the Committee will evaluate the Company’s performance against the established corporate goals, as well as the individual performance and contributions of the Plan Participants, establish the Bonus Pool and determine the amount of the Bonus Awards, if any, to be granted under the Plan. Any Bonus Awards granted to Plan Participants under the Plan are expected to be paid in January 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: March 28, 2012	By:	/s/ Michael P. Mason

Michael P. Mason
Vice President, Finance and Treasurer